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                                   BY-LAWS OF

                             SPHINX INDUSTRIES, INC.

                              A NEVADA CORPORATION


                        ARTICLE I STOCKHOLDER'S MEETINGS

         A) ANNUAL MEETINGS shall be held on or before the end of February of each year, or at such other time as may be determined by the Board of Directors or the President, for the purposes of electing directors, and transacting such other business as may properly come before the meeting.

         B) SPECIAL MEETINGS may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of a majority of the shares then outstanding and entitled to vote.

         C) WRITTEN NOTICE stating the time an place of the meeting, signed by the President or the Secretary, shall be served either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting upon each stockholder entitled to vote. Said notice shall state the purpose for which the meeting is called, no other business may be transacted at said meeting, unless by unanimous consent of all Stockholders present, either in person or by proxy.

         D) PLACE of all meetings shall be at the principal office of the Corporation, or at such other place as the Board of Directors or the President may designate.

         E) A QUORUM necessary for the transaction of business at a Stockholder's meeting shall be a majority of the stock issued and outstanding, either in person or by proxy. If a quorum is not present, the Stockholders present may adjourn to a future time, and notice of the future time must be served as provided in Article I, C), if a quorum is present they may adjourn from day to day, without notice.

         F) VOTING: Each stockholder shall have one vote for each share of stock registered in his name on the books of the Corporation, a majority vote shall authorize any Corporation action, except the election of the Directors, who shall be elected by a plurality of the votes cast.

         G) PROXY: At any meeting of the stockholders any stockholder may be represented and vote by a proxy, appointed in writing and signed. No proxy shall be valid after the expiration of sic (6) months from date of its execution in force, which in no case shall exceed seven (7) years from its execution.

         H) CONSENT: Any action, except election of Directors, which may be taken by a vote of stockholders at a meeting, may be taken without a meeting if authorized by a written consent of shareholders holding at least a majority of the voting power.


                          ARTICLE II BOARD OF DIRECTORS

         A) OFFICE: At least one person chosen annually by the stockholders shall constitute the Board of Directors. Additional Directors may be appointed by the Board of Directors. The Director's term shall be for one (1) year, and Directors may be re-elected for successive annual terms.

         B) DUTIES: The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all power of the Corporation ,except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the stockholders.


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         C) MEETINGS:  Regular  meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, at the place of the annual meeting of the stockholders, or at such other time and place as the Board of Directors shall by resolution establish. Notice of any regular meeting shall not be required, unless the Board of Directors shall change the time or place of the regular meeting, notice must be given to each Director who was not present at the meeting at which change was made. Special meetings may be called by the President or by one of the Directors at such time and place specified in the notice or waiver of notice thereof. The notice of special meeting day shall be mailed to each Director at least five (5) days before the meeting day, or if the notice is delivered personally, by telegram or telephone then the notice must be delivered the day before the meeting. Special meetings may be called without notice, provided a written waiver of notice is executed by a majority of the Board of Directors.

         D) CHAIRMAN: At all meetings of the Board of Directors, the Chairman shall preside. If there is no Chairman one shall be chosen by the Directors.

         E) QUORUM: A majority of the Board of Directors shall constitute a quorum.

         F) VACANCIES: Any vacancy in the Board of Directors, unless the vacancy was caused by stockholder removal of a Director, shall be filled for the unexpired term by a majority vote of the remaining Directors, though less than a quorum, at any regular or special meeting of the Board of Directors called for that purpose.

         G) A RESOLUTION in writing signed by a majority of the Board of Directors, shall constitute action by the Board, with the same force and effect as though such resolution had been passed duly convened meeting. The Secretary shall record each resolution in the minute book.

         H) COMMITTEES may be appointed by a majority of the Board of Directors from its number, by resolution, with such power and authority to manage the business as granted by the resolution.

         I) SALARIES of the Corporate Officers shall be determined by the Board of Directors.


                              ARTICLE III OFFICERS

         A) TITLE: This Corporation shall have a president, secretary, treasurer, and such other officers as may be necessary. Any two or more officers may be held by the same person. The officers shall be appointed by the Board of Directors at the regular annual meeting of the Board.

         B)  DUTIES:

                  THE PRESIDENT SHALL:

                  1) Be the chief executive officer of the Corporation.

                  2) Preside  at  all  meetings  of  the   Directors   and  the
                  Stockholders.

                  3) Sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors and shall perform all such other incidental duties.

                  THE SECRETARY SHALL:

                  1) Have charge of the corporate books, responsible to make the necessary reports to the Stockholders and the Board of Directors.

                  2) Prepare and disseminate notices, waivers, consents, proxies and other material necessary for all meetings.

                  3) File the sixty (60) day list of officers, directors, name of the resident agent and the filing fee to the Secretary of State.

                  4) File the designation of resident agent in the office of the County Clerk in which the principal office of the Corporation in Nevada is located.


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                  5) File the annual list of officers, directors and designation of resident agent along with the filing fee.

                  6)  Be  the   custodian   of   the   certified   articles   of
                  incorporation, by-laws and amendments thereto.

                  7) Supply to the Resident Agent or Principal Corporate Nevada Office the name of the custodian of the stock ledger or duplicate stock ledger, along with the complete Post Office address of the custodian, where such stock ledger or duplicate stock ledger is kept.

                  THE TREASURER SHALL:

                  1) Have the custody of all monies and securities of the Corporation and shall keep regular books of account.

                  2) Perform all duties incidental to his office as directed of him by the Board of Directors and the President.


                                ARTICLE IV STOCK

         A) The certificates representing shares of the Corporation's stock shall be in such form as shall be adopted by the Board of Directors, numbered and registered in the order issued. The certificates shall bear the following; the holders name, the number of shares of stock, the signature either of the Chairman of the Board or the President, and either the

Secretary or Treasurer.

         B)  No   certificate   shall  be  issued   until  the  full  amount  of
consideration has been paid, except as otherwise provided by law.

         C) Each share of stock shall entitle the holder to one vote.


                               ARTICLE V DIVIDENDS

DIVIDENDS may be declared and paid out of any funds available therefore, as often, in such amounts as the Board of Directors may determine, except as limited by law.


                             ARTICLE VI FISCAL YEAR

THE FISCAL YEAR of the Corporation shall be determined by the Board of Directors.


                           ARTICLE VII INDEMNIFICATION

PURSUANT TO NRS 78.751 any person who is a Director, Officer, Employee, or Agent of this Corporation, who becomes a party to an action is entitled to indemnification against expenses including attorney fees, judgments, fines and amounts paid in settlement, if he acted in good faith and he reasoned his conduct or action to be in the best interest of the Corporation.


                             ARTICLE VIII AMENDMENTS

         A) STOCKHOLDERS shall have the authority to amend or repeal all the by-laws of the Corporation and enact new by-laws affirmative vote of the majority of the outstanding shares of stock entitles to vote.

         B) THE BOARD OF DIRECTORS shall have the authority to amend, repeal, or adopt new by-laws of the Corporation, but shall not alter or repeal any by-laws adopted by the stockholders of the Corporation.